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                             EXHIBITS 5.1 AND 23.1


                         OPINION OF TERRENCE M. BABILLA

                         CONSENT OF TERRENCE M. BABILLA

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                                  May 15, 1997

Sport Supply Group, Inc.
1901 Diplomat Drive
Farmers Branch, Texas 75234

         Re:      Registration Statement on Form S-8 for the
                  Amended and Restated Stock Option Plan

Ladies and Gentlemen:

         I have acted as General Counsel to Sport Supply Group, Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the proposed issuance of an additional 675,000 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable upon the exercise of stock options granted or to be granted pursuant to the Sport Supply Group, Inc. Amended and Restated Stock Option Plan (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about May 15, 1997 (the "Registration Statement").

         This opinion is delivered in accordance with the requirements of Item 601 (b)(5) of Regulation S-K under the Securities Act. In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such other certifications of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, I am of the opinion that the Shares to be issued upon the exercise of stock options granted pursuant to the Plan will be, if and when issued and paid for in accordance with the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

         I consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Terrence M. Babilla
                                         Terrence M. Babilla
                                         General Counsel